STOCKHOLDERS' AGREEMENT

         AGREEMENT made as of this 8th day of July, 1996, by and among PerArdua Corporation, a Missouri corporation (the "Corporation"), and the following owners of the Common Stock, par value $.001 per share, of the Corporation (the "Shares"): Francis E. O'Donnell, Jr. ("O'Donnell"), Samuel P. Sears, Jr., as Trustee of the Jonnie R. Williams Irrevocable Trust #1 ("Williams"), Thomas L. DePetrillo ("DePetrillo"), Samuel P. Sears, Jr. ("Sears"), Charles E. McKenna ("McKenna"), Thomas Wolfe ("Wolfe"), Mary Anthony Gray ("Gray"), the University of Southern California ("USC"), and the Limited Partners of PerArdua Investors, L.P. on the attached Exhibit A. All of the above named stockholders shall be collectively referred to hereinafter as the "Stockholders" and may individually and interchangeably be referred to as a "Stockholder." O'Donnell, Williams, Sears and DePetrillo shall be referred to collectively as the "O'Donnell Group," McKenna, Wolfe and Gray shall be referred to collectively as the "MWG Group," and the remaining Stockholders shall be referred to collectively as the "LP Group."

         WHEREAS, the Corporation and the Stockholders have devised a plan for the financing of the Corporation and believe it is in their mutual best interests to provide for stability of management and stock ownership in furtherance of said financing plan;

         NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

   1. Subscriptions.

         The Corporation hereby accepts each of the subscriptions (the "Subscriptions") for purchase of Shares and Common Stock warrants ("Warrants") of each of USC, the MWG Group and the LP Group, a form of which Subscription is attached hereto as Exhibit B. The amounts of Shares and Warrants to be purchased by each of USC, the MWG Group and the LP Group are set forth on Exhibit C attached hereto. The form of the Warrants is set forth as Exhibit D attached hereto. The Corporation shall issue certificates for the Shares and the Warrants as soon as practicable after the date hereof and upon payment of the purchase price thereof.

2. Certificate of Amendment.

         The Corporation shall file a certificate of amendment to its certificate of incorporation to provide for cumulative voting. Prior to the initial public offering of the Company's securities on the terms described in
Section 5 hereof, the parties hereto shall thereupon use their best efforts to cause a new certificate of amendment to the Corporation's certificate of incorporation to be filed to eliminate the cumulative voting provisions thereof.

                                       1.




         3. Private Placement.

         The Corporation and the O'Donnell Group shall use their reasonable best efforts to effect a private placement of 800,000 Shares of the Corporation at a price of $1.25 per share for total proceeds of $1,000,000 within ninety (90) days of the date of this Agreement (the "Private Placement"). Such proceeds shall be used to exercise that certain Option to purchase assets from PerArdua Investors, L.P. pursuant to the Option and Asset Purchase Agreement dated of even date herewith, and to support pre-clinical studies for the continued development of the drug Thiofoscarnet estimated to be approximately $150,000, and to provide working capital for the Corporation.

         4. Call Rights.

         In the event the  Private  Placement  is not  effected  as  defined  in
Section 3 above, PerArdua Investors, L.P., a California limited partnership (the "Partnership") shall have the right to purchase from each member of the O'Donnell Group all of their Shares at a price of $.001 per Share (the "O'Donnell Call Right"). The O'Donnell Call Right shall be exercised, if at all, by written notice thereof given to each of the O'Donnell Group within 30 days after the end of the 90-day period described in Section 3. Upon such exercise, each of the O'Donnell Group shall promptly tender the certificates for their Shares for transfer. Also upon such exercise, all of the Warrants held by the O'Donnell Group shall be automatically cancelled.

         5. No Issuance of Shares.

         The parties agree that, while this Agreement is in effect, the Corporation shall not issue any Shares or other securities of the Corporation except (a) pursuant to the Private Placement, (b) pursuant to the Subscriptions,
(c) Shares issuable upon exercise of Warrants held by the O'Donnell Group to purchase 500,000 Shares at a price not less than $10.00 per Share and exercisable only after such time as the Corporation has an FDA approved drug for sale ("FDA Approval"), and (d) options to purchase 500,000 Shares at an exercise price of $7.50 exercisable following FDA Approval, which options may be issued, if at all, to members of management of the Corporation in the discretion of its Board of Directors. Notwithstanding the restriction upon issuance of Securities contained herein, it is understood and agreed that the Corporation and the O'Donnell Group shall use their reasonable best efforts to obtain, on or before December 31, 1996, a so-called "firm commitment" for an initial public offering from a securities underwriter for the purchase and sale, subsequent to the Private Placement, of 1,000,000 Shares at $5.00 per Share in a "unit" transaction whereby a warrant to purchase a Share at $7.50 per Share would be sold with each Share sold (the "IPO"). The Corporation and the O'Donnell Group shall use their reasonable best efforts to close the IPO on or before March 31, 1997.

                                       2.






  6. Restrictions on Transfer.

         (a) No Stockholder shall sell or otherwise transfer any of the Shares without the prior consent of the Board of Directors of the Corporation.

         (b) The restriction set forth in this Section 6 is in addition to any restrictions which may be set forth in the Subscription Agreements with respect to the Subscriptions.

  7. "Lock-up" Agreement.

         Each of the Stockholders agrees that, in connection with the IPO and if required by the underwriter of the IPO, each Stockholder shall agree, and shall execute and deliver a written instrument to that effect, that he, she or it shall not sell any Shares following the date of the IPO and for a period not to exceed one year (the "Lock Up Period") thereafter without the prior written consent of said underwriter; provided however, that the Lock Up Period automatically shall be reduced to such shorter lock up period applicable to any other Corporation shareholder in connection with any public offering.

8. Cooperation with Private Placement and Registration
   Process.

         Each of the Stockholders agrees that he, she or it will cooperate with the Corporation with respect to the Private Placement and the IPO by promptly providing such information and by executing and delivering such instruments and documents as may be reasonably requested by the Corporation for such purposes.

9. Voting Agreement.

         USC, the MWG and the LP Group agree that for the term of this Agreement they shall vote their shares for the election of the O'Donnell Group Directors, to the extent that such vote is necessary when added to the votes cast for all shares held by the O'Donnell Group Members to elect such directors. The "O'Donnell Group Directors" means the minimum number of directors constituting a majority of the Board of Directors who shall have been appointed by O'Donnell.

10. Stockholder Rights.

         Prior to the closing of the IPO, a representative elected by a majority in interest of USC, the LP Group and the MWG Group, voting together (with each share of common stock entitled to one vote), (the "Representative") shall have the right to receive due notice of all meetings of the Board of Directors, and shall have the rights to attend and participate in the discussions at all such meetings. The Representative shall have the right to receive all written material and information made available to the Board of Directors, including without limitation, audited financial information for the Corporation. In addition, prior to December 31, 1996, the Company will deliver to the


                                       3.



Representative, as soon as practical after the end of each month and in any event within thirty (30) days thereafter, a consolidated balance sheet of the Company and its subsidiaries, if any, as at the end of such month and consolidated statements of income and cash flows of the Company and its Subsidiaries, for each month and for the current fiscal year of the Company to date, all subject to normal year-end audit adjustments, prepared in accordance with generally accepted accounting principles consistently applied and certified by the principal financial or accounting officer of the Company, together with a comparison of such statements to the corresponding periods of the prior fiscal year and to the Company's operating plan then in effect and approved by its Board of Directors. Following December 31, 1996, all of the foregoing statements shall be prepared and delivered to the Representative on a quarterly basis.

 11. Legend Requirements.

         (a) Certificates representing all shares of the common stock of the Corporation shall be endorsed with a legend which provides substantially as follows:
            THE SALE OR TRANSFER OF THE  SECURITIES  REPRESENTED  BY
            THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS
            OF THAT CERTAIN  STOCKHOLDERS'  AGREEMENT  DATED JULY 8,
            1996 (AS SUCH AGREEMENT MAY BE AMENDED) BY AND AMONG THE
            CORPORATION  AND  ITS  SHAREHOLDERS.   A  COPY  OF  SUCH
            AGREEMENT IS ON FILE IN THE PRINCIPAL OFFICE OF THE CORPORATION, A COPY OF WHICH WILL BE SENT WITHOUT CHARGE
            TO EACH  STOCKHOLDER WHO SO REQUESTS.  SUCH REQUEST MUST
            BE  MADE  TO THE  SECRETARY  OF THE  CORPORATION  AT ITS
            PRINCIPAL OFFICE.

         (b) The legend described in paragraph (a) of this Section 11 shall be removed upon the termination of this Agreement.

 12. Termination.

         This Agreement, and all obligations set forth herein (except as specially otherwise provided) shall automatically terminate upon the first to occur of the following:

         (a) the valid exercise by the Partnership of the O'Donnell Call Right (the obligations to close the purchase and sale of Shares subject to such call rights shall survive termination);

         (b) the closing of the IPO;

         (c) June 30,1997; or

         (d) written agreement of all the Stockholders to terminate this Agreement.


                                       4.




         It is understood and agreed that each of the agreements, other than this Agreement, which are referenced in this Agreement has independent significance and shall not be terminated by reason of the termination of this Agreement.



         13. Miscellaneous.

                   (a) Notices. All notices and communications provided in, or given in connection with, this Agreement shall be deemed given if in writing delivered personally, or sent by overnight courier service, by certified or registered mail, postage prepaid, or by facsimile transmission and shall be deemed received, in the case of personal delivery, when delivered, in the case of overnight courier service, on the next business day after delivery to such service, in the case of mailing, on the third postal delivery day after mailing, and, in the case of facsimile transmission, upon transmittal. Notices to any party shall be sent to it at the address set forth opposite the Stockholder's name on Exhibit A attached hereto, or in the case of the Corporation c/o O'Donnell, or any other address of which the other parties are notified in writing.

                   (b) Binding Effect; Assignment. All the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, representatives, successors and assigns. No assignment hereof shall relieve any party of its obligations hereunder.

                   (c) Amendments. Any term, agreement or condition of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing signed by all the parties hereto or, in the case of a waiver, by the party waiving an obligation or condition applicable to the other parties.

                   (d) Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

                   (e) Arbitration. Except with respect to a claim for equitable relief, any controversy or claim arising out of, or relating to, this Agreement, or the making, performing, or interpreting hereof, shall be settled by arbitration according to the following rules: (i) arbitration will be held in San Francisco, California in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect; (ii) the arbitration will be conducted by a single arbitrator who is a licensed attorney with at least 15 years of experience in dealing with statutory close corporations formed in jurisdictions including Delaware and California; in the absence of mutual agreement on a single arbitrator, each relevant party


                                       5.




to the arbitration will submit three names of proposed arbitrators to the Presiding Judge of the San Francisco Superior Court who will be petitioned to select one person to serve as the arbitrator; (iii) the arbitration will be conducted in an expedited manner, designed to preserve the confidentiality of the dispute; (iv) the decision of the arbitrator will be final and binding in the absence of manifest fraud; and (v) the arbitrator will be directed to make findings as to which parties have substantially prevailed in the proceeding and which parties have failed substantially to prevail in the proceeding, with the parties who have failed substantially to prevail being joint and severally liable for the fees and expenses of the arbitrator and the reasonable attorneys' fees and costs of the prevailing parties.

                   (f) Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Missouri.

                   (g) Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their heirs, representatives, successors and assigns, and all of which taken together shall constitute one and the same agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first written above.

  O'DONNELL GROUP:                         /S/
                                          ------------------------------
                                          Francis E. O'Donnell, Jr.

                                           /s/
                                          ------------------------------
                                          Samuel P. Sears, Jr.,
                                          as Trustee for the Jonnie R.
                                          Williams Irrevocable Trust #1




                                           /s/
                                          ------------------------------
                                          Thomas L. DePetrillo

  MWG GROUP:                               /S/
                                          ------------------------------
                                          Samuel P. Sears, Jr.

                                           /s/
                                          ------------------------------
                                          Charles E. McKenna


                                       6.






                                           /s/
                                          ------------------------------
                                          Thomas Wolfe



                                           /s/
                                          ------------------------------
                                          Mary Anthony Gray




USC:                                     THE UNIVERSITY OF
                                         SOUTHERN CALIFORNIA


                                           /s/
                                          ------------------------------
                                          Its:
                                              --------------------------


LIMITED PARTNERS:                          /s/
                                          ------------------------------
                                          Print Name:
                                                     -------------------



THE CORPORATION:                         PERARDUA CORPORATION

                                           /s/
                                          ------------------------------
                                          Its:
                                              --------------------------


                                       7.